      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1998

                                                      REGISTRATION NO. 333-49065
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                     RAINTREE RESORTS INTERNATIONAL, INC.+
                   CR RESORTS CAPITAL, S. DE R. L. DE C. V.*
             (Exact name of registrant as specified in its charter)

NEVADA                                                 6552                                76-0549149
  (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
  incorporation or organization)            Classification Code Number)              Identification Number)

                        10000 MEMORIAL DRIVE, SUITE 480
                              HOUSTON, TEXAS 77024
                                 (713) 613-2800
   (Address, including zip code, and telephone number including area code of registrants' principal executive offices)

                                DOUGLAS Y. BECH
                                    CHAIRMAN
                        10000 MEMORIAL DRIVE, SUITE 480
                              HOUSTON, TEXAS 77024
                                 (713) 613-2800
(Name, address, including zip code, and telephone number, including area code of agent for service)

                                   Copies to:

                                JULIEN R. SMYTHE
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1900 PENNZOIL PLACE, SOUTH TOWER
                              711 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 220-5800

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
      SECURITIES TO BE             AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING    AMOUNT OF REGISTRATION
         REGISTERED                 REGISTERED              PER UNIT(1)              PRICE(1)                   FEE
-----------------------------------------------------------------------------------------------------------------------------
  100,000 Redeemable Senior
     Notes, Series B, due
     2004...................       $100,000,000                100%                $100,000,000             $29,500.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
                             ---------------------
(+) Raintree Resorts International, Inc. changed its name from Club Regina
    Resorts, Inc. on May 12, 1998.
(*) CR Resorts Capital, S. de R.L. de C.V., a subsidiary of Raintree Resorts
    International, Inc., is a co-registrant, formed under the laws of the United Mexican States (Mexican tax identification number CRC970811E5A).

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is empowered by Section 78.751 of the Nevada General Corporation Law (the "NGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In accordance with Section 78.751, the Company must indemnify a director or officer to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the NGCL. In addition, the Company has provided in its Articles of Incorporation that, to the fullest extent permitted by applicable law, no director or officer shall be personally liable to the Company or stockholder for damages for breach of fiduciary duty as a director or officer, except for act or omissions that involve intentional misconduct, fraud, or a knowing violation of law or the payment of dividends in violation of Section 78.300 of the NGCL.

     The Company intends to obtain an insurance policy providing for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. The Company has entered into separate indemnification agreements with each of its directors which may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under Nevada law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

     The following instruments and documents are included as Exhibits to this Registration Statement.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          1.1*           -- Purchase Agreement, dated November 26, 1997, among the
                            Issuers and the Initial Purchaser.
          3.1*           -- Amended and Restated Articles of Incorporation of
                            Raintree Resorts International, Inc., formerly known as
                            Club Regina Resorts, Inc. ("RRI US"), dated August 12,
                            1997.
          3.2*           -- Articles of Incorporation of C.R. Resorts Capital, S. de
                            R.L. de C.V., dated August 11, 1997 (English Translation
                            which includes by-laws).
          3.3*           -- By-Laws of Raintree Resorts International, Inc., formerly known as Club Regina Resorts, Inc., effective April 15,
                            1997.
          3.4*           -- Certificate of Designations of Class A Redeemable
                            Convertible Preferred Stock of RRI US.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          3.5*           -- Certificate of Amendment to the Amended and Restated
                            Articles of Incorporation of Club Regina Resorts, Inc.,
                            changing the name to Raintree Resorts International,
                            Inc., dated May 12, 1998.
          4.1*           -- Indenture (including Forms of Registered Note and
                            Outstanding Note), dated December 5, 1997, among the
                            Issuers and IBJ Schroder Bank & Trust Company.
          4.2*           -- Series B Warrant Agreement (including form of warrant), dated December 5, 1997, between RRI US and Jefferies &
                            Company, Inc. (Initial Purchaser).
          4.3*           -- Warrant Agreement (including form of warrant), dated
                            December 5, 1997, between RRI US and the Warrant Agent.
          5.1*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          5.2*           -- Opinion of Santamarina y Steta, S.C.
          8.1(           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          8.2*           -- Opinion of Santamarina y Steta, S.C.
         10.1*           -- Second Amended and Restated Stock Purchase Agreement,
                            dated August 18, 1997, by and among Bancomer, RRI US,
                            Desarrollos Turisticos Bancomer, S.A. de C.V. and CR
                            Hotel Acquisition Company, L.L.C.
         10.2*           -- Cross Indemnity Agreement, dated August 18, 1997 by and among Bancomer, RRI US and others named therein.
         10.3*           -- Post-Closing Agreement, dated August 19 ,1997, by and
                            among Bancomer, RRI US and others named therein.
         10.4*           -- Asset Management Agreement, dated August 18, 1997, by and among Starwood Lodging Corporation and RRI US.
         10.5*           -- Form of Operating Agreement by and among Starwood and
                            subsidiaries of RRI US (English translation).
         10.6*           -- Warrant Shares Registration Rights Agreement, dated
                            December 5, 1997, between RRI US and the Initial
                            Purchaser.
         10.7*           -- A/B Exchange Registration Rights Agreement, dated
                            December 5, 1997, among the Issuers and the Initial
                            Purchaser.
         10.8*           -- Series B Warrant Registration Rights Agreement, dated
                            December 5, 1997, between RRI US and the Initial
                            Purchaser.
         10.9*           -- 1997 Non-Employee Directors' Stock Option Plan.
         10.10*          -- Form of Indemnity Agreement.
         10.11*          -- Form of Registration Rights Agreement, by and among RRI
                            US and stockholders of RRI US.
         10.12*          -- Form of Shareholders Agreement, by and among RRI US and stockholders of RRI US.
         10.13*          -- 1997 Long-Term Incentive Plan.
         10.14*          -- Tax Allocation Agreement dated August 18, 1997, by and
                            among Starwood Lodging Corporation and RRI US.
         10.15*          -- Agreement dated May 20, 1996 by and among Starwood
                            Capital Group, L.L.C., RRI US and Raintree Capital
                            Company, LLC.
         10.16*          -- Agreement dated May 20, 1996 by and among SLT Realty
                            Limited Partnership, RRI US and Raintree Capital Company,
                            LLC.
         12.1*           -- Statements re Computation of Ratios.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         21.1*           -- List of Subsidiaries of RRI US.
         23.1*           -- Consent of Akin, Gump (included in Exhibit 5.1).
         23.2*           -- Consent of Santamarina y Steta, S.C. (included in Exhibit
                            5.2).
         23.3*           -- Consent of Ernst & Young LLP.
         25.1*           -- Statement of Eligibility and Qualification on Form T-1
                            under the Trust Indenture Act of 1939, made by the
                            Trustee under the Indenture.
         25.2*           -- Report of Financial Condition of Trustee (included as
                            Exhibit T-1.6 to Statement of Eligibility filed as
                            Exhibit -- 25.1).
         27.1*           -- Financial Data Schedule.
         99.1*           -- Form of Letter of Transmittal for Exchange Offer.


---------------

* previously filed

( filed herewith

(b) Financial Statement Schedules:

     None. All Schedules are omitted because the required information is not present in amounts sufficient to require submission of the Schedule or because the information required is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

     A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     B. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     C. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement or Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 8, 1998.


                                          RAINTREE RESORTS INTERNATIONAL, INC.

                                          By:      /s/ DOUGLAS Y. BECH
                                            ------------------------------------
                                                      Douglas Y. Bech
                                                          Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                       TITLE                    DATE
                      ---------                                       -----                    ----

                 /s/ DOUGLAS Y. BECH                     Chairman (principal executive      July 8, 1998
-----------------------------------------------------      officer)
                   Douglas Y. Bech

                          *                              President and Chief Operating      July 8, 1998
-----------------------------------------------------      Officer
                    John McCarthy

                          *                              Senior Vice President -- Finance   July 8, 1998
-----------------------------------------------------      and Accounting (principal
               George Stroesenreuther                      accounting officer)

                          *                              Director                           July 8, 1998
-----------------------------------------------------
                 Christopher Allick

                          *                              Director                           July 8, 1998
-----------------------------------------------------
                   Christel DeHaan

                          *                              Director                           July 8, 1998
-----------------------------------------------------
                    Walker Harman

                          *                              Director                           July 8, 1998
-----------------------------------------------------
                   Merrick Kleeman

                          *                              Director                           July 8, 1998
-----------------------------------------------------
                    Thomas Powers

              *By: /s/ DOUGLAS Y. BECH
  -------------------------------------------------
                  (Douglas Y. Bech)
      (Attorney-in-fact for persons indicated)

                                            CR RESORTS CAPITAL, S. DE R.L. DE
                                            C.V.

                                            By:     /s/ DOUGLAS Y. BECH
                                              ----------------------------------
                                                  Douglas Y. Bech, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Chairman of the Board of Managers  July 8, 1998
-----------------------------------------------------    (principal executive officer)
                    John McCarthy

                 /s/ DOUGLAS Y. BECH                   Secretary and Manager              July 8, 1998
-----------------------------------------------------
                   Douglas Y. Bech

                          *                            Senior Vice President -- Finance   July 8, 1998
-----------------------------------------------------    and Accounting (principal
               George Stroesenreuther                    accounting officer)

              *By: /s/ DOUGLAS Y. BECH
  -------------------------------------------------
                  (Douglas Y. Bech)
      (Attorney-in-fact for persons indicated)

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          1.1*           -- Purchase Agreement, dated November 26, 1997, among the
                            Issuers and the Initial Purchaser.
          3.1*           -- Amended and Restated Articles of Incorporation of
                            Raintree Resorts International, Inc., formerly known as
                            Club Regina Resorts, Inc. ("RRI US"), dated August 12,
                            1997.
          3.2*           -- Articles of Incorporation of CR Resorts Capital, S. de
                            R.L. de C.V., dated August 11, 1997 (English Translation
                            which includes by-laws).
          3.3*           -- By-Laws of Raintree Resorts International, Inc. formerly known as Club Regina Resorts, Inc., effective April 15,
                            1997.
          3.4*           -- Certificate of Designations of Class A Redeemable
                            Convertible Preferred Stock of RRI US.
          3.5*           -- Certificate of Amendment to the Amended and Restated
                            Articles of Incorporation of Club Regina Resorts, Inc.,
                            changing the name to Raintree Resorts International,
                            Inc., dated May 12, 1998.
          4.1*           -- Indenture (including Forms of Registered Note and
                            Outstanding Note), dated December 5, 1997, among the
                            Issuers and IBJ Schroder Bank & Trust Company.
          4.2*           -- Series B Warrant Agreement (including form of warrant), dated December 5, 1997, between RRI US and Jefferies &
                            Company, Inc. (Initial Purchaser).
          4.3*           -- Warrant Agreement (including form of warrant), dated
                            December 5, 1997, between RRI US and the Warrant Agent.
          5.1*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          5.2*           -- Opinion of Santamarina y Steta, S.C.
          8.1(           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          8.2*           -- Opinion of Santamarina y Steta, S.C.
         10.1*           -- Second Amended and Restated Stock Purchase Agreement,
                            dated August 18, 1997, by and among Bancomer, RRI US,
                            Desarrollos Turisticos Bancomer, S.A. de C.V. and CR
                            Hotel Acquisition Company, L.L.C.
         10.2*           -- Cross Indemnity Agreement, dated August 18, 1997 by and among Bancomer, RRI US and others named therein.
         10.3*           -- Post-Closing Agreement, dated August 19 ,1997, by and
                            among Bancomer, RRI US and others named therein.
         10.4*           -- Asset Management Agreement, dated August 18, 1997, by and among Starwood Lodging Corporation and RRI US.
         10.5*           -- Form of Operating Agreement by and among Starwood and
                            subsidiaries of RRI US (English translation).
         10.6*           -- Warrant Shares Registration Rights Agreement, dated
                            December 5, 1997, between RRI US and the Initial
                            Purchaser.
         10.7*           -- A/B Exchange Registration Rights Agreement, dated
                            December 5, 1997, among the Issuers and the Initial
                            Purchaser.
         10.8*           -- Series B Warrant Registration Rights Agreement, dated
                            December 5, 1997, between RRI US and the Initial
                            Purchaser.
         10.9*           -- 1997 Non-Employee Directors' Stock Option Plan.
         10.10*          -- Form of Indemnity Agreement.

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
         10.11*          -- Form of Registration Rights Agreement, by and among RRI
                            US and stockholders of RRI US.
         10.12*          -- Form of Shareholders Agreement, by and among RRI US and stockholders of RRI US.
         10.13*          -- 1997 Long-Term Incentive Plan.
         10.14*          -- Tax Allocation Agreement dated August 18, 1997, by and
                            among Starwood Lodging Corporation and RRI US.
         10.15*          -- Agreement dated May 20, 1996 by and among Starwood
                            Capital Group, L.L.C., RRI US and Raintree Capital
                            Company, LLC.
         10.16*          -- Agreement dated May 20, 1996 by and among SLT Realty
                            Limited Partnership, RRI US and Raintree Capital Company,
                            LLC.
         12.1*           -- Statements re Computation of Ratios.
         21.1*           -- List of Subsidiaries of RRI US.
         23.1*           -- Consent of Akin, Gump (included in Exhibit 5.1).
         23.2*           -- Consent of Santamarina y Steta, S.C. (included in Exhibit
                            5.2).
         23.3*           -- Consent of Ernst & Young LLP.
         25.1*           -- Statement of Eligibility and Qualification on Form T-1
                            under the Trust Indenture Act of 1939, made by the
                            Trustee under the Indenture.
         25.2*           -- Report of Financial Condition of Trustee (included as
                            Exhibit T-1.6 to Statement of Eligibility filed as
                            Exhibit -- 25.1).
         27.1*           -- Financial Data Schedule.
         99.1*           -- Form of Letter of Transmittal for Exchange Offer.


---------------

* previously filed

( filed herewith